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                                                                    EXHIBIT 10.2

                               AMEREN CORPORATION
                        CHANGE OF CONTROL SEVERANCE PLAN

                                  INTRODUCTION

         The Board of Directors of Ameren Corporation recognizes that, as is the case with many publicly held corporations, there exists the possibility of a Change of Control of the Company. This possibility and the uncertainty it creates may result in the loss or distraction of senior executives of the Company, to the detriment of the Company and its shareholders.

         The Board considers the avoidance of such loss and distraction to be essential to protecting and enhancing the best interests of the Company and its shareholders. The Board also believes that when a Change of Control is perceived as imminent, or is occurring, the Board should be able to receive and rely on disinterested service from senior executives regarding the best interests of the Company and its shareholders, without concern that senior executives might be distracted or concerned by the personal uncertainties and risks created by the perception of an imminent or occurring Change of Control.

         In addition, the Board believes that it is consistent with the Company's employment practices and policies and in the best interests of the Company and its shareholders to treat fairly its employees whose employment terminates in connection with or following a Change of Control.

         Accordingly, the Board has determined that appropriate steps should be taken to assure the Company of the continued employment and attention and dedication to duty of its senior executives and to seek to ensure the availability of their continued service, notwithstanding the possibility, threat or occurrence of a Change of Control.

         Therefore, in order to fulfill the above purposes, the following plan has been developed and is hereby adopted.

                                    ARTICLE I
                              ESTABLISHMENT OF PLAN

         As of the Effective Date, the Company hereby establishes a separation compensation plan known as Ameren Corporation Change of Control Severance Plan, as set forth in this document.

                                   ARTICLE II
                                   DEFINITIONS

         As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

                (a) Annual Bonus Award. The annual cash bonus that a Participant is eligible to earn pursuant to the Company's Executive Incentive Plan, and/or any successors thereto.


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                (b)     Annual Salary. The Participant's regular annual base
salary immediately prior to his or her termination of employment, including compensation converted to other benefits under a flexible pay arrangement maintained by any Employer or deferred pursuant to a written plan or agreement with any Employer.

                (c)     Board.  The Board of Directors of the Company.

                (d) Cause. With respect to any Participant: (i) the willful and continued failure of the Participant to perform substantially the Participant's duties with any Employer (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Participant has not substantially performed the Participant's duties, or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to any Employer. For purposes of this definition, no act or failure to act on the part of the Participant shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Employers. Any act or failure to act based upon authority given PURSUANT to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Employers.

                (e) Change of Control. The occurrence of any of the following events after the Effective Date of this Plan:

                (i) The acquisition by any individual entity or group (within the meaning of Section 13)(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

                (ii) Individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual



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or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were, members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                (f) Code. The Internal Revenue Code of 1986, as amended from time to time.

                (g)     Committee.  The Human Resources Committee of the Board.

                (h)     Company. Ameren Corporation and any successors thereto.

                (i) Date of the Change of Control. The date on which a Change of Control occurs.

                (j) Date of Termination. The date on which a Participant ceases to be an Employee.

                (k) Disability. A termination of a Participant's Employment for Disability shall have occurred if the Termination occurs because illness or injury has prevented the Participant



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from performing his or her duties (as they existed immediately prior to the illness or injury) on a full time basis for 180 consecutive business days.

                (l) Effective Date. The date specified in the resolution of the Board adopting this Plan.

                (m) Employee. Any full-time, regular-benefit, non-bargaining employee of the Company or any other Employer.

                (n)     Employer. The Company or any subsidiary of the Company.

                (o)     Employment. The state of being an Employee.

                (p) ERISA. The Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                (q) Good Reason. With respect to any Participant, (i) the assignment to the Participant of any duties inconsistent in any respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately before the Change of Control, or any other action by any Employer which results in a significant diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by the Participant; (ii) any material reduction in the Participant's Annual Salary, opportunity to earn Annual Bonuses, or other compensation or employee benefits, other than as a result of an isolated and inadvertent action not taken in bad faith and which is remedied by the Employer promptly after receipt of notice thereof' given by the Participant; (iii) the Employer's requiring the Participant to relocate his or her principal place of business to a place which is more than 50 miles from his or her previous principal place of business; (iv) any purported termination of the Plan otherwise than as expressly permitted by the Plan; or (v) any failure by the Company to comply with and satisfy Article V of the Plan. For purposes of the Plan, any good faith determination of "Good Reason" made by the Participant shall be conclusive.

                (r) Highest Annual Bonus. With respect to any Participant, the higher of (i) the average of the Annual Bonuses received by the Participant with respect to the three most recent years before the Date of the Change of Control and (ii) the Annual Bonus most recently received by the Participant.

                (s) Multiple. With respect to any Participant, the number set forth opposite the Participant's name under the heading "Benefit Level" on
Schedule I hereto or, if less, the number of years and fractions thereof remaining, as of the Participant's Date of Termination, until the Participant reaches his or her mandatory retirement age (if any) under the applicable Employer Policy.

                (t) Participant. An individual who is designated as such pursuant to Section 3.1.



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                (u)     Plan.  The Ameren Corporation Change of Control
 Severance Plan.

                (v) Retirement. A termination by Retirement shall have occurred where a Participant's termination is due to his or her late, normal or early retirement under a pension plan sponsored by the Company or any of its affiliates, as defined in such plan.

                (w)     Separation Benefits. The benefits described in Section
4.2 that are provided to qualifying Participants under the Plan.

                (x) Separation Period. With respect to any Participant, the period beginning on a Participant's Date of Termination and ending after the expiration of a number of years equal to the Multiple for such Participant.

                                   ARTICLE III
                                   ELIGIBILITY

                3.1 Each of the individuals named on Schedule I hereto shall be a Participant in the Plan. Schedule I may be amended by the Human Resources Committee of the Board from time to time to add individuals as Participants.

                3.2 Duration of Participation. A Participant shall only cease to be a Participants in the Plan as a result of an amendment or termination of the Plan complying with Article VI of the Plan, or when he ceases to be an Employee, unless, at the time he ceases to be an Employee, such Participant is entitled to payment of a Separation Benefit as provided in the Plan or there has been an event or occurrence that constitutes Good Reason that which would enable the Participant to terminate his employment and receive a Separation Benefit. A Participant entitled to payment of a Separation Benefit or any other amounts under the Plan shall remain a Participant in the Plan until the full amount of the Separation Benefit and any other amounts payable under the Plan have been paid to the Participant.

                                   ARTICLE IV
                               SEPARATION BENEFITS

                4.1 Terminations of Employment Which Give Rise to Separation Benefits Under Plan. A Participant shall be entitled to Separation Benefits as set forth in Section 4.2 below if, at any time before the third anniversary of the Date of the Change of Control, the Participant's Employment is terminated
  (i) by the Employer for any reason other than Cause, death, Disability or Retirement or (ii) by the Participant within 90 days after the occurrence of Good Reason.

                4.2     Separation Benefits.

                (a) If a Participant's employment is terminated under circumstances entitling him to Separation Benefits as provided in Section 4.1, the Company shall pay such Participant, within ten days of the Date of Termination, a cash lump sum as set forth in subsection on (b) below and the continued benefits set forth in subsection (c) below. For purposes of determining the


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benefits set forth in subsection (b) and (c), if the termination of the
Participant's employment is for Good Reason after there has been a reduction of the Participant's Annual Salary, opportunity to earn Annual Bonuses, or other compensation or employee benefits, such reduction shall be ignored.

                (b) The cash lump sum referred to in Section 4.2(a) is the aggregate of the following amounts:

                (i) the sum of (1) the Participant's Annual Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Highest Annual Bonus and (y) a fraction, the numerator of which is the number of days in the such year through the Date of Termination, and the denominator of which is 365, and (3) any accrued vacation pay, to the extent not theretofore paid and in full satisfaction of the rights of the Participant thereto;

                (ii) an amount equal to the product of (1) the Participant's Multiple times (2) the sum of the Participant's (x) Annual Salary and
          (y) Highest Annual Bonus; and

                (iii) an amount equal to the difference between (a) the actuarial equivalent of the benefit under the qualified defined benefit retirement plans of the Employer in which the Participant participates (collectively, the "Retirement Plan") and any excess or supplemental retirement plans in which the Participant participates (collectively, the "SERP") which the Participant would receive if his or her employment continued during the Separation Period, assuming that the Participant's compensation during the Separation Period would have been equal to his or her compensation as in effect immediately before the termination or, if higher, on the Effective Date, and (b) the actuarial equivalent of the Participant's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination. The actuarial assumptions used for purposes of determining actuarial equivalence shall be no less favorable to the Participant than the most favorable of those in effect under the Retirement Plan and the SERP on the Date of Termination and the Effective Date.

                (c)     The continued benefits referred to above are as follows:

                (i) during the Separation Period, the Participant and his or her family shall be provided with medical, dental and life insurance benefits as if the Participant's employment had not been terminated; provided, however, that if the Participant becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Participant for retiree medical, dental and life insurance benefits under the Employer's plans, practices, programs and policies, the Participant shall be considered to have remained employed during the Separation Period and to have retired on the last day of such period; and





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                (ii)    the Company shall, at its sole expense as incurred,
          provide the Participant with outplacement services the scope and provider of which shall be selected by the Participant in his or her sole discretion (but at a cost to the Company of not more than $30,000);


  To the extent any benefits described in this Section 4.2(c) cannot be provided pursuant to the appropriate plan or program maintained for Employees, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Participant.

                4.3 Other Benefits Payable. The cash lump sum and continuing benefits described in Section 4.2 above shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options or other benefits which may be owed to a Participant upon or following termination, including but not limited to accrued vacation or sick pay, amounts or benefits payable under any bonus or other compensation plans, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar or successor plan, but excluding any severance pay or pay in lieu of notice required to be paid to such Participant under applicable law.

                4.4     Certain Additional Payments by the Company.

                (a) Anything in this Plan to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of any Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 4.4) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest, or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                (b) Subject to the provisions of Section 4.4(c), all determinations required to be made under this Section 4.4, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen or such other certified public accounting firm as may be designated by the Participant (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Participant within 15 business days of the receipt of notice from the Participant that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Participant shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All


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fees and expenses of the Accounting Firm shall be borne solely by the Company.
Any Gross-Up Payment, as determined pursuant to this Section 4.4 shall be paid by the Company to the Participant within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 4.4(c) and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant.

                (c) The Participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Participant is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

                (i) give the Company any information reasonably requested by the Company relating to such claim,

                (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4.4(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in


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  respect of such claim and may, at its sole option, either direct the
  Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Participant to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Participant, on an interest-free basis and shall indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                (d) If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 4.4(c), the Participant becomes entitled to receive any refund with respect to such claim, the Participant shall (subject to the Company's complying with the requirements of Section 4.4(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Company pursuant to
Section 4.4(c), a determination is made that the Participant shall not be entitled to any refund with respect to such claim and the Company does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                4.5     Payment Obligations Absolute.

                The obligations of the Company and the other Employers to pay the separation benefits described in Section 4.2 and any additional payments described in Section 4.4 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or any of the other Employers may have against any Participant. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to a Participant under any of the provisions of this Plan, nor shall the amount of any payment hereunder be reduced by any compensation earned by a Participant as a result of employment by another employer, except as specifically provided in Section 4.2(c)(i).

                4.6 Deferred Compensation Plan. With respect to each Participant who is a participant in the Company's Deferred Compensation Plan for Members of the Ameren Leadership Team, or any successor thereto (collectively, the "Deferred Compensation Plan"), the definition of "Change of Control" for purposes of the Deferred Compensation Plan shall be





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


deemed to be the definition given in Article II of this Plan, rather than the definition given in the Deferred Compensation Plan.

                                    ARTICLE V
                              SUCCESSOR TO COMPANY

                This Plan shall bind any successor of the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place.

                In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term "Company," as used in this Plan, shall mean the Company as herein before defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.

                                   ARTICLE VI
                      DURATION, AMMENDMENT AND TERMINATION

                6.1 Duration. If a Change of Control has not occurred, this Plan shall continue in effect until the fifth anniversary of the Effective Date, and shall automatically be extended for successive two-year terms unless, not less than one year before the end of the initial five-year term or any such two-year extension, the Board determines that it shall not be so extended. If a Change of Control occurs while this Plan is in effect, this Plan shall continue in full force and effect and shall not terminate or expire until after all Participants who become entitled to any payments hereunder shall have received such payments in full and all adjustments required to be made pursuant to
Section 4.4 have been made.

                6.2 Amendment or Termination. The Board may amend or terminate this Plan at any time; provided, that this Plan may not be terminated or amended (i) following a Change of Control, (ii) at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (iii) otherwise in connection with or in anticipation of a Change of Control, in any manner that could adversely affect the rights of any Participant.

                6.3 Procedure for Extension, Amendment or Termination. Any extension, amendment or termination of this Plan by the Board in accordance with the foregoing shall be made by action of the Board in accordance with the Company's charter and by-laws and applicable law, and shall be evidenced by a written instrument signed by a duly authorized officer of the Company, certifying that the Board has taken such action.





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                                   ARTICLE VII
                                  MISCELLANEOUS

                7.1 Indemnification. If a Participant institutes any legal action in seeking to obtain or enforce, or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by this Plan, the Company will pay for all actual legal fees and expenses incurred (as incurred) by such Participant, regardless of the outcome of such action.

                7.2 Employment Status. This Plan does not constitute a contract of employment, nor does it impose on the Participant or the Employers any obligation for the Participant to remain an Employee or change the status of the Participant's employment or the Employers' policies regarding termination of employment.

                7.3 Named Fiduciary; Administration. The Company is the named fiduciary of the Plan, with full authority to control and manage the operation and administration of the Plan, acting through the Employee Benefits
 Department.

                7.4 Claim Procedure. If an Employee or former Employee makes a written request alleging a right to receive benefits under this Plan or alleging a right to receive an adjustment in benefits being paid under the Plan, the Company shall treat it as a claim for benefit. All claims for benefit under the Plan shall be sent to the Employee Benefits Department and must be received within 30 days after termination of employment. If the Company determines that any individual who has claimed a right to receive benefits, or different benefits, under the Plan is not entitled to receive all or any part of the benefits claimed, it will inform the claimant in writing of its determination and the reasons therefor in terms calculated to be understood by the claimant. The notice will be sent within 90 days of the claim unless the Company determines additional time, not exceeding 90 days, is needed. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and describe any additional material or information is necessary. Such notice shall, in addition, inform the claimant what procedure the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Company a notice that the claimant contests the denial of his or her claim by the Company and desires a further review. The Company shall within 60 days thereafter review the claim and authorize the claimant to appear personally and review pertinent documents and submit issues and comments relating to the claim to the persons responsible for making the determination on behalf of the Company. The Company will render its final decision with specific reasons therefor in writing and will transmit it to the claimant within 60 days of the written request for review, unless the Company determines additional time, not exceeding 60 days, is needed, and so notifies the Participant. If the Company fails to respond to a claim filed in accordance with the foregoing within 60 days or any such extended period, the Company shall be deemed to have denied the claim.

                7.5 Unfunded Plan Status. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Section 401 of ERISA. All payments pursuant to the Plan shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, one or more of the Employers may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Employers' creditors, to assist them in accumulating funds to pay their obligations under the Plan.

                7.6 Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                7.7 Governing Law. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of Missouri, without reference to principles of conflict of law, except to the extent pre-empted by ERISA.

                7.8 Prior Plan and Agreements. Notwithstanding any other provision of this Plan or the Union Electric Change of Control Severance Plan (the "Prior UE Plan"): (a) upon the occurrence of any Change of Control as defined herein, this Plan shall supersede the Prior UE Plan; and (b) no Participant shall be entitled to receive severance pay or benefits under both the Prior UE Plan and under this Plan as a result of the same termination of employment. In addition, notwithstanding any other provision of this Plan or any Management Continuity Agreement between any individual and CIPSCO Incorporated (a "Prior CIPSCO Agreement"), no individual who is designated as a Participant and who is a party to a Prior CIPSCO Agreement shall become a Participant unless and until such individual has executed a written agreement, substantially in the form attached hereto as Exhibit A, to the effect that the Prior CIPSCO Agreement shall terminate and be of no further effect upon the occurrence of any Change of Control as defined herein, and that such individual shall not be entitled to receive severance pay or benefits under both the Prior CIPSCO Agreement and under this Plan as a result of the same termination of employment.

                                    EXHIBIT A
                                    ---------

                   Form of Amendment to Prior CIPSCO Agreement

                This Amendment to the Management Continuity Agreement (this "Amendment"), effective as of __________, _________, by and between Ameren Corporation ("Ameren") and (the "Executive")

                                   WITNESSETH:

                WHEREAS, Ameren is the successor to CIPSCO Incorporated ("CIPSCO"), which was merged with and into Ameren effective December 31, 1997 (the "Merger");

                WHEREAS, the Executive and Ameren, as successor to CIPSCO, are parties to a Management Continuity Agreement dated as of February 7, 1995
(the "Agreement"), which has become operative in accordance with its terms;

                WHEREAS, Ameren has adopted the Ameren Corporation Change of Control Severance Plan (the "Ameren Plan"), which provides certain severance benefits to Participants therein whose employment terminates under certain circumstances after a "Change of Control" (as defined in the Ameren Plan) that occurs while the Ameren Plan is in effect (capitalized terms used in this Amendment and not defined herein have the meanings given to them in the Ameren
Plan); and

                WHEREAS, the Executive has been designated as a Participant in the Ameren Plan, subject to the execution of this Amendment;

                NOW, THEREFORE, Ameren and the Executive agree as follows:

                1. If (a) there occurs a Change of Control after the date hereof and (b) the Executive is an Employee at the time of such Change of Control, the Agreement shall be null and void and of no further force or effect from and after the date of such Change of Control.

                2. In no event shall the Executive shall be eligible for severance benefits under both the Agreement and the Ameren Plan.

                3. Except as otherwise specified above, the Agreement is hereby ratified and confirmed without amendment.


------------------------                          AMEREN CORPORATION
[name of Executive]

                                                  ----------------------------
                                                  By:

                                   Schedule I

                                  Participants
                                  ------------

                                                             Benefit
      Name                                                    Level
Mueller, Charles W.                                             3
Agathen, Paul A.                                                3
Brandt, Donald E.                                               3
Schukai, Charles J.                                             3
Rainwater, Gary L.                                              3
Barrett, M. Patricia                                            2
Baxter, Warner L.                                               2
Birkett, James T.                                               2
Bremer, Charles A.                                              2
Capone, Donald W.                                               2
Carr, William J.-                                               2
Davis, James L.                                                 2
Hannis, Jean M.                                                 2
Kelley, R. Alan                                                 2
Koertner, William A.                                            2
Moorman, Gilbert W.                                             2
Montana, Michael J.                                             2
Nelson, Craig D.                                                2
Randolph, Garry L.                                              2
Schukai, Robert J.                                              2
Shores, William C.                                              2
Sullivan, Steven R.                                             2
Voss, Thomas R.                                                 2
Willis, Samuel E.                                               2
Zdellar, Ronald C.                                              2
Birdsong, Jerre E.                                              2